EXHIBIT 10.43
                                 Amendment One

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .QFE 200.416(a)

This amends the Standard Offer No. 2 Agreement between
Bonneville Pacific Corporation (Seller) and San Diego Gas and
Electric Company (SDG&E).

Seller and SDG&E have different interpretations of the date by which Seller must provide evidence of firm transmission to SDG&E.
This amendment reflects the resolution of these differences.

1.    The effective date is June 15, 1990.

2. Substitute "effective date" for "date of execution" in the second line of section 5.5.1. and in section 2.4.2.

3.    Section 4.2.2 (d) is deleted.

The Agreement is hereby reconfirmed in all other respects.



/s/ James F. Kenney                       Date
James F. Kenney
Director - Resource Development and Contracts
San Diego Gas and Electric Company




/s/ Robert A. Keegan                      Date
Robert A. Keegan
Vice President - Development
Bonneville Pacific Corp.